UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2025

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912-3680
(Address of principal executive offices)	(Zip Code)

(507) 437-5611
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2025, Hormel Foods Corporation (the Company) entered into an unsecured revolving credit agreement with Wells Fargo Bank, National Association as Administrative Agent, Swingline Lender and Issuing Lender, U.S. Bank National Association, JPMorgan Chase Bank, N.A. and BofA Securities, Inc. as Syndication Agents and the lenders party thereto (the Revolving Credit Agreement). In connection with entering the Revolving Credit Agreement, the Company terminated its existing credit facility that was entered into on May 6, 2021.

The Revolving Credit Agreement provides for an unsecured revolving credit facility with an aggregate principal commitment amount at any time outstanding of up to $750,000,000 with an uncommitted increase option of an additional $375,000,000 upon the satisfaction of certain conditions. Extensions of credit under the facility may be applied by the Company to refinance existing indebtedness and for working capital and other general corporate purposes, including acquisition funding, and may be made in the form of revolving loans, swingline loans and letters of credit. Subject to the terms set forth in the Revolving Credit Agreement, the Company may borrow, prepay and re-borrow amounts under the facility at any time prior to the termination of the facility.

The lenders will receive a facility fee of between 0.050-0.090% that accrues on the daily amount of the revolving commitment held by each lender, and such facility fee is adjusted based upon the Company’s debt rating issued by S&P and Moody’s. Interest on funds borrowed under the Revolving Credit Agreement will be charged, depending on the applicable currency, at either a RFR rate (with borrowings in U.S. Dollars at the Term Secured Overnight Financing Rate) or a eurocurrency rate for certain foreign currencies or a base rate with respect to U.S. Dollars to be selected by the Company at the time of borrowing plus an applicable margin of between 0.575-1.160% for eurocurrency rate loans and 0.0-0.160% for base rate loans, depending on the Company’s debt rating issued by S&P and Moody’s.

The Revolving Credit Agreement contains customary representations and warranties, covenants and events of default, including, without limitation, a financial covenant that prevents the Company from permitting its minimum consolidated interest coverage ratio to be less than 3.50 to 1.00 as of the end of any fiscal quarter.

The lending commitments under the Revolving Credit Agreement are scheduled to expire on March 25, 2030, at which time the Company will be required to pay in full all obligations then outstanding.

This description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 1.01.

Section 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

10.1
U.S. $750,000,000 Credit Agreement, dated as of March 25, 2025, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the lenders identified on the signature pages thereof.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: March 26, 2025	By:	/s/ FLORENCE MAKOPE
FLORENCE MAKOPE
Vice President and Treasurer

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